EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Addison-Davis Diagnostics, Inc. (the "Company") on Form S-8 of our report dated August 19, 2004, on the consolidated financial statements of the Company (formerly known as QT 5, Inc.) for the year ended June 30, 2004, which report is included in the Company's annual report on Form 10-KSB for the year ended September 30, 2005, as filed with the Securities and Exchange Commission on November 14, 2005.

                                                     CORBIN & COMPANY, LLP

Irvine, California
April 25, 2006